UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): August 12, 2004

Commission File Number 000-33009

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	56-2248952

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)

(704) 708-6600
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition

This information set forth under “Item 9. Regulation FD Disclosure” also is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. As such, the information hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into another filing except as expressly stated herein.

On August 12, 2004, MedCath Corporation issued a press release announcing the Company’s results of operations for its third fiscal quarter, which ended June 30, 2004. A copy of the press release and financial update are furnished as Exhibits 99.1 and 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Dated: August 12, 2004	By:	/s/ JAMES E. HARRIS
James E. Harris
Executive Vice President and Chief Financial Officer

MEDCATH CONTACTS:
John T. Casey Chairman/President/Chief Executive Officer (704) 708-6600	James E. Harris Chief Financial Officer (704) 708-6600

MEDCATH CORPORATION REPORTS THIRD QUARTER EARNINGS

     CHARLOTTE, N.C., Aug. 12, 2004 – MedCath Corporation (Nasdaq: MDTH), a healthcare provider focused on the diagnosis and treatment of cardiovascular disease, today announced its operating results for its third quarter, which ended June 30, 2004.

     Third quarter highlights:

•	Net revenue increased 27.0%

•	Same facility hospital net revenue increased 16.1%

•	Same facility adjusted admissions increased 15.6%

•	Earnings per diluted share equaled $0.07

Third Quarter 2004 Results

     MedCath’s net revenue increased 27.0% to $180.8 million in the third quarter of fiscal 2004 from $142.3 million in the third quarter of fiscal 2003. Income from operations was $11.1 million in the third quarter of fiscal 2004, compared to income from operations of $8.7 million in the third quarter of fiscal 2003. Adjusted EBITDA increased 17.4% to $23.1 million from $19.7 million and net income was $1.4 million, or $0.07 per diluted share, in the third quarter of fiscal 2004, compared to net income of $778,000, or $0.04 per diluted share, in the third quarter of fiscal 2003.

     During the third quarter of fiscal 2004 there were no expenses related to projects under development – pre-opening expenses – compared to $1.9 million in the third quarter of fiscal 2003.

     “We experienced a solid quarter in terms of patient volume and revenue,” said John T. Casey, MedCath’s chairman, president and chief executive officer. “Our focus is to optimize our operations in order to achieve improved financial results while maintaining our commitment to providing leading quality cardiovascular care.”

Operating Statistics

     Hospital admissions for the third quarter of fiscal 2004 increased 24.9% and adjusted admissions rose 26.5% from the third quarter of the previous fiscal year. Hospital division net revenue increased 32.7%. Same facility admissions increased 13.2%, adjusted admissions increased 15.6%, inpatient catheterization procedures increased 10.1% and inpatient surgical procedures increased 11.0%, which contributed to the increase in same facility hospital division net revenue of 16.1% during the quarter versus the prior year.

Capital Expenditures

     Capital expenditures for the third quarter of fiscal 2004 were $4.7 million compared to $21.2 million for the third quarter of fiscal 2003. Of the $4.7 million in capital expenditures this quarter, $2.2 million related specifically to MedCath’s development activities, compared to $15.7 million for the third quarter of fiscal 2003.

     “This quarter marks the end of our capital spending related to the five new hospitals that have opened over the past 22 months,” said Mr. Casey. “Our capital expenditures will be more related to maintenance of our current operations over the next few quarters as we look to optimize operations from our newest facilities although there will be capital expenditures for new joint venture opportunities as they become available.”

Debt Offering

     Shortly after its quarter end, MedCath completed a $150 million offering of 9 7/8% senior notes and closed a $200 million senior secured credit facility. Net proceeds from the senior notes, together with $100 million from the senior secured credit facility and approximately $37 million of cash on hand, was used to refinance debt and capital lease obligations of approximately of $277 million and pay transaction fees of approximately $10 million. The financial impact of closing the transaction will be reflected in MedCath’s operating results for its fourth quarter ending September 30, 2004. MedCath expects its fourth quarter operating results to be reduced by approximately $0.19 per share due to the write-off of loan fees, the payment of prepayment fees and a non-cash charge related to three interest rate swaps associated with a portion of the refinanced debt. Prospectively, the increase in net interest expense associated with the transaction will result in an approximate $0.09 per share annual impact to MedCath.

     “We are very excited to have completed this recapitalization of our long-term debt structure,” said James E. Harris, MedCath’s chief financial officer. “This new financing provides us with greater flexibility and allows us to better support our operations and fund our growth.”

Use of Non-GAAP Financial Measures

     This release contains measures of MedCath’s historical and expected financial performance that are not calculated and presented in conformity with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA before pre-opening expenses. Adjusted EBITDA represents MedCath’s net income before interest expense; interest income; taxes; depreciation; amortization; gain or loss on disposal of property, equipment and other assets; other income, net; equity in net earnings of unconsolidated affiliates; and minority interest. Adjusted EBITDA before pre-opening expenses represents Adjusted EBITDA, as defined above, adjusted to exclude costs incurred during development and prior to the opening of a facility (pre-opening expenses). MedCath’s management uses Adjusted EBITDA and Adjusted EBITDA before pre-opening expenses to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analysis of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, and Adjusted EBITDA before pre-opening expenses, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath’s management provides Adjusted EBITDA before pre-opening expenses to investors to provide a financial measure of MedCath’s operations that excludes the effect of hospitals under development during the reporting period. MedCath has included a supplemental schedule with the financial statements that accompany this press release that reconciles historical and expected Adjusted EBITDA and Adjusted EBITDA before pre-opening expenses to MedCath’s net income or loss.

     Management will discuss and answer questions regarding MedCath’s quarterly results today during a 10 a.m. ET conference call. In the United States, you may participate by dialing (800) 905-0392. International callers should dial (785) 832-0326. The conference ID for both domestic and international callers is “MedCath”. A live webcast will also be available on the company’s web site, www.medcath.com. This information will be available on the web site on or immediately following the conference call for 30 days. A recorded replay of the call will be available until 11:59 p.m. ET, Aug. 19, 2004. To access the replay, domestic callers should dial (888) 562-3376 and international callers should dial (402) 220-1185. This press release and the financial information included therewith will be accessible on the web, by going to www.medcath.com, “Investor Relations”, then clicking on “News”.

     MedCath Corporation, headquartered in Charlotte, N.C., is a healthcare provider focused on the diagnosis and treatment of cardiovascular disease. While each of its majority-owned hospitals is licensed as a general acute care hospital, MedCath focuses on serving the unique needs of patients suffering from cardiovascular disease. Together with its physician partners who own equity interests in them, MedCath owns and operates thirteen hospitals with a total of 759 licensed beds, located in Arizona, Arkansas, California, Louisiana, New Mexico, Ohio, South Dakota, Texas and Wisconsin. In addition to its hospitals, MedCath provides cardiovascular care services in diagnostic and therapeutic facilities located in various states and through mobile cardiac catheterization laboratories. MedCath also provides consulting and management services tailored to cardiologists and cardiovascular surgeons.

# # #

     Parts of this announcement contain forward-looking statements that involve risks and uncertainties. Although management believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic, regulatory and competitive uncertainties and contingencies that are difficult or impossible to predict accurately and are beyond our control. Actual results could differ materially from those projected in these forward-looking statements. We do not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy.

     These various risks and uncertainties are described in detail in Exhibit 99.1 — Risk Factors — to our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission. A copy of this quarterly report, including exhibits, is available on the Internet site of the Commission at http://www.sec.gov. These risks and uncertainties include, among others, the impact of the Medicare Prescription Drug Improvement Act of 2003 and other healthcare reform initiatives, possible reductions or changes in reimbursements from government or third party payers that would decrease our revenue, greater than anticipated losses at new hospitals during the ramp up period, a negative finding by a regulatory organization with oversight of one of our hospitals, and changes in medical or other technology and reimbursement rates for new technologies.

MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
Net revenue	$180,785	$142,343	$510,697	$398,631
Operating expenses:
Personnel expense	57,070	43,693	160,509	126,845
Medical supplies expense	51,837	37,722	141,433	98,286
Bad debt expense	9,778	6,448	33,277	16,585
Other operating expenses	38,969	32,924	110,490	95,747
Pre-opening expenses	—	1,854	5,531	7,049
Depreciation	11,747	10,734	33,198	30,121
Amortization	290	282	870	1,156
Loss (gain) on disposal of property, equipment and other assets	27	6	(21)	94

Total operating expenses	169,718	133,663	485,287	375,883

Income from operations	11,067	8,680	25,410	22,748
Other income (expenses):
Interest expense	(7,300)	(6,456)	(21,087)	(18,904)
Interest income	212	312	606	1,103
Other income, net	11	93	17	196
Equity in net earnings of unconsolidated affiliates	900	1,075	2,624	2,893

Total other expenses, net	(6,177)	(4,976)	(17,840)	(14,712)

Income before minority interest and income taxes	4,890	3,704	7,570	8,036
Minority interest share of earnings of consolidated subsidiaries	(2,852)	(2,288)	(2,821)	(4,990)

Income before income taxes	2,038	1,416	4,749	3,046
Income tax expense	(658)	(638)	(1,661)	(1,290)

Net income	$1,380	$778	$3,088	$1,756

Earnings per share, basic:	$0.08	$0.04	$0.17	$0.10

Earnings per share, diluted:	$0.07	$0.04	$0.17	$0.10

Weighted average number of shares, basic	17,990	17,990	17,974	18,004
Dilutive effect of stock options	826	11	482	52

Weighted average number of shares, diluted	18,816	18,001	18,456	18,056

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)
(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
Statement of Operations Data:
Net revenue	$180,785	$142,343	27.0%	$510,697	$398,631	28.1%
Adjusted EBITDA (a)	$23,131	$19,702	17.4%	$59,457	$54,119	9.9%
Adjusted EBITDA, before pre-opening expenses (a)	$23,131	$21,556	7.3%	$64,988	$61,168	6.2%
Income from operations	$11,067	$8,680	27.5%	$25,410	$22,748	11.7%
Net income	$1,380	$778	77.4%	$3,088	$1,756	75.9%
Earnings per share, diluted	$0.07	$0.04	75.0%	$0.17	$0.10	70.0%

(a)	See Supplemental Financial Disclosure—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.

	Three Months Ended June 30,			Nine Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
Selected Operating Data (consolidated):
Number of hospitals	12	9		12	9
Licensed beds (a)	704	580		704	580
Staffed and available beds (b)	609	485		609	485
Admissions (c)	10,898	8,724	24.9%	31,332	23,817	31.6%
Adjusted admissions (d)	13,881	10,970	26.5%	39,651	29,607	33.9%
Patient days (e)	36,872	30,760	19.9%	109,214	86,137	26.8%
Adjusted patient days (f)	46,810	38,631	21.2%	137,911	107,040	28.8%
Average length of stay (days) (g)	3.38	3.53	(4.2)%	3.49	3.62	(3.6)%
Occupancy (h)	66.5%	69.7%		65.5%	65.1%
Inpatient Catheterization Procedures	5,850	4,621	26.6%	16,116	12,813	25.8%
Inpatient Surgical Procedures	2,777	2,310	20.2%	7,855	6,483	21.2%
Hospital Division revenue	$167,193	$126,036	32.7%	$468,250	$347,537	34.7%

	Three Months Ended June 30,			Nine Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
Selected Operating Data (same facility):
Number of hospitals	9	9		8	8
Licensed beds (a)	580	580		522	522
Staffed and available beds (b)	531	485		489	465
Admissions (c)	9,875	8,724	13.2%	28,375	23,480	20.8%
Adjusted admissions (d)	12,677	10,970	15.6%	35,884	29,128	23.2%
Patient days (e)	33,538	30,760	9.0%	99,832	85,248	17.1%
Adjusted patient days (f)	42,890	38,631	11.0%	125,983	105,776	19.1%
Average length of stay (days) (g)	3.40	3.53	(3.7)%	3.52	3.63	(3.0)%
Occupancy (h)	69.4%	69.7%		74.5%	67.2%
Inpatient Catheterization Procedures	5,090	4,621	10.1%	14,150	12,608	12.2%
Inpatient Surgical Procedures	2,564	2,310	11.0%	6,995	6,372	9.8%
Hospital Division revenue	$146,274	$126,036	16.1%	$401,890	$340,607	18.0%

(a)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(b)	Staffed and available beds represent the weighted average number of beds that are readily available for patient use during the period.

(c)	Admissions represent the number of patients admitted for inpatient treatment.

(d)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then mulitplying the quotient by admissions.

(e)	Patient days represent the total number of days of care provided to inpatients.

(f)	Adjusted patient days is a general measure of combined inpatient and outpatient days. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(g)	Average length of stay (days) represents the average number of days inpatients stay in our hospital.

(h)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
(Unaudited)

     The following table reconciles Adjusted EBITDA and Adjusted EBITDA, before pre-opening expenses with MedCath’s Net income (loss) as derived directly from MedCath’s consolidated financial statements for the three months and nine months ended June 30, 2004 and 2003.

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
	(in thousands)
Net income	$1,380	$778	$3,088	$1,756
Add:
Income tax expense	658	638	1,661	1,290
Minority interest share of earnings (losses) of consolidated subsidiaries	2,852	2,288	2,821	4,990
Equity in net earnings of unconsolidated affiliates	(900)	(1,075)	(2,624)	(2,893)
Other income, net	(11)	(93)	(17)	(196)
Interest income	(212)	(312)	(606)	(1,103)
Interest expense	7,300	6,456	21,087	18,904
Loss (gain) on disposal of property, equipment and other assets	27	6	(21)	94
Amortization	290	282	870	1,156
Depreciation	11,747	10,734	33,198	30,121

Adjusted EBITDA	$23,131	$19,702	$59,457	$54,119
Add:
Pre-opening expenses	—	1,854	5,531	7,049

Adjusted EBITDA, before pre-opening expenses	$23,131	$21,556	$64,988	$61,168